Exhibit 99.1
3. To consider and act upon any matters incidental to any of the foregoing purposes, and any other business which may properly come before the Annual Meeting or any adjournments thereof.
For Against Abstain
[ ] [ ] [ ]
2. To ratify the selection of KPMG LLP as the independent
registered public accounting firm of Independent Bank Corp. for 2008. 1. Election of Directors: 01 — Christopher Oddleifson 02 — Robert D. Sullivan 03 — Brian S. Tedeschi

IF YOU HAVE NOT VOTED VIA THE INTERNETOR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) – Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
___ ___
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Change of Address — Please print your new address below.
B Non-Voting Items
A Proposals — The Board of Directors recommends a vote FOR all the nominees for Class III Directors listed and FOR Proposal 2.
Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 17, 2008. Vote by Internet
· Log on to the Internet and go to
www.investorvote.com
· Follow the steps outlined on the secured website.
Vote by telephone
· Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
· Follow the instructions provided by the recorded message.
01 02 03 [ ] [ ] [ ]
[ ] Mark here to vote FOR all nominees
[ ] Mark here to WITHHOLD vote from all nominees
[ ] For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.
X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
For Withhold 09 — <Name Here> [ ] [ ]
10 — <Name Here> [ ] [ ]
11 — <Name Here> [ ] [ ]
12 — <Name Here> [ ] [ ] For Withhold 05 — <Name Here> [ ] [ ]
06 — <Name Here> [ ] [ ]
07 — <Name Here> [ ] [ ]
08 — <Name Here> [ ] [ ]
THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORSThe undersigned stockholder, having received a Notice of Meeting and Proxy Statement of the Board of Directors (hereinafter the “Proxy Statement”), hereby appoint(s) Linda M. Campion and Tara M. Villanova, or any one or more of them, attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Independent Bank Corp. to be held at the Radisson Hotel Rockland, 929 Hingham Street, Rockland, Massachusetts on Thursday, April 17, 2008 at 10:00 a.m., local time, and any adjournment or adjournments thereof, and there to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act in accordance with any voting instructions provided. Attendance at the Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall, prior to the voting of shares, give written notice to the Clerk of the Company of his or her intention to vote in person. If a fiduciary capacity is attributed to the undersigned, this proxy is signed in that capacity.The undersigned hereby confer(s) upon Linda M. Campion and Tara M. Villanova, and each of them, discretionary authority to vote (a) on any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting, and (b) with respect to the selection of directors in the event any nominee for director is unable to stand for election due to death, incapacity, or other unforeseen emergency. YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS FORM WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED FOR ALL PROPOSALS AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDERS.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy – INDEPENDENT BANK CORP.